United States
Securities And Exchange Commission
Washington, DC 20549

______________

FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2010

EasyLink Services International Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-34996	13-3645702
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)

6025 The Corners Parkway, Suite 100
Norcross, Georgia  30092
(Address of Principal Executive Offices)
(Zip Code)

(678) 533-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

On October 21, 2010, EasyLink Services International Corporation (the “Company”) (NASDAQ:  ESIC), a Delaware corporation, acquired the iSend and iNotify advanced messaging businesses (the “Xpedite Business”) from Premiere Global Services, Inc. (“PGI”) (NYSE: PGI) for $105 million in cash, through the purchase of PGI’s wholly-owned subsidiaries Xpedite Systems, LLC (“Xpedite”) and Premiere Global Services (UK) Limited and certain related assets owned by PGI’s subsidiary Premiere Conferencing (Canada) Limited (“Canada Holdco”).  The Company completed the acquisition by entering into a Securities and Asset Purchase Agreement (the “Purchase Agreement”), dated as of October 21, 2010, by and among the Company, PGI, Xpedite, Xpedite Systems Holdings (UK) Limited and Canada Holdco, and by entering into a Bill of Sale, Assignment and Assumption Agreement, dated October 21, 2010, by and between the Company and Canada Holdco.

EasyLink recapitalized its existing debt and paid for the acquisition with $5 million of cash on hand and a new credit facility consisting of a $110 million term loan and a $20 million revolving loan.  The Company established the new credit facility by entering into a Revolving Credit and Term Loan Agreement (the “Credit Agreement”), dated as of October 21, 2010, by and among the Company, as borrower, the lenders from time to time party thereto (collectively, the “Lenders”), and SunTrust Bank, in its capacities as Administrative Agent (in such capacity, the “Agent”), Swingline Lender, and Issuing Bank, pursuant to which the Lenders: (i) made a term loan in the original principal amount of $110,000,000 to the Company (the “Term Loan”), evidenced by Term Notes issued to each of the Lenders (the “Term Notes”), and (ii) established a revolving credit facility in an aggregate principal amount of up to $20,000,000 in favor of the Company, with a $5,000,000 letter of credit sub-facility and a $5,000,000 swingline loan sub-facility (the “Revolving Loan” and, together with the Term Loan, the “Credit Facility”), evidenced by Revolving Notes issued to each of the Lenders (the “Revolving Notes”) and a Swingline Note issued to the Swingline Lender (the “Swingline Note”), all as more fully described in the Credit Agreement, the Term Notes, the Revolving Notes and the Swingline Note.

On October 21, 2010, the Company used the proceeds of the Term Loan and an initial $12,000,000 advance under the Revolving Loan to (i) fund the acquisition of the Xpedite Business and other amounts owing pursuant to the Purchase Agreement or in connection with the acquisition of the Xpedite Business; (ii) pay off the outstanding obligations of the Company under that certain Revolving Credit and Term Loan Agreement, dated as of May 19, 2009, as amended, by and among the Company, the lenders from time to time party thereto and SunTrust Bank, as administrative agent; and (iii) pay transaction fees and expenses in connection with the acquisition of the Xpedite Business and the Credit Agreement.  Borrowings under the Revolving Loan may also be used to finance capital expenditures and for working capital and other general corporate purposes

Borrowings under the Credit Agreement bear interest, at the Company’s election, at a rate tied to one of the following rates, in each case plus a specified margin: (i) the higher of (1) the Agent’s prime lending rate, (2) the U.S. Federal Funds Rate plus 0.5%, and (3) adjusted one-month LIBOR plus 1.0%; (ii) adjusted LIBOR for the interest period of such borrowing; and (iii) a LIBOR index rate.  The interest margin for each such type of borrowing varies from 1.75% to 4.50%, depending on the Company’s consolidated leverage ratio.

The principal amount of the Term Loan will be due and payable in quarterly installments of $4,125,000, beginning on January 31, 2011, with a payment of the remaining balance of $48,125,000 due on October 21, 2014, subject to acceleration upon an event of default.  The outstanding principal amount of any borrowings under the Revolving Loan will be due and payable on October 21, 2014, subject to an earlier maturity date upon an event of default.  On or after October 21, 2011, the Company may increase the Lender commitments by an aggregate principal amount of up to $25,000,000 (the “Additional Commitment”), provided that the outstanding balance of the Term Loan and the aggregate Lender commitments under the Revolving Loan, together with any such Additional Commitment, may not exceed $130,000,000.  The Additional Commitment, which may be either an additional term loan or revolving loan commitment, is contingent on one or more Lenders agreeing to fund such Additional Commitment.

The Credit Agreement contains usual and customary covenants for financings of this type, including, among other things: (i) requirements to deliver financial statements, other reports and notices; (ii) restrictions on indebtedness; (iii) restrictions on dividends, distributions and redemptions of equity and repayment of subordinated indebtedness; (iv) restrictions on liens; (v) restrictions on making certain payments; (vi) restrictions on investments; (vii) restrictions on asset dispositions and other fundamental changes; and (viii) restrictions on transactions with affiliates.  Additionally, the Credit Agreement requires the Company to enter into an interest rate hedge with respect to at least 50% of the outstanding principal amount of the Term Loan within 120 days after the closing date thereof.

The Credit Agreement contains certain financial covenants, including, among other things: (i) a maximum leverage ratio; (ii) a minimum fixed charge coverage ratio; (iii) a required minimum consolidated adjusted EBITDA; and (iv) a maximum amount of capital expenditures per fiscal year.

The obligations of the Company under the Credit Agreement are guaranteed by EasyLink Services Corporation, EasyLink Services USA, Inc. and each of Xpedite and its domestic subsidiaries (collectively, the “Subsidiary Guarantors”), each a direct or indirect wholly-owned subsidiary of the Company, pursuant to that certain Subsidiary Guaranty Agreement (the “Guaranty”), dated as of October 21, 2010, by and among the Company, the Subsidiary Guarantors and the Agent, all as more fully described in the Guaranty.

The obligations of the Company and the Subsidiary Guarantors under the Credit Agreement and the Guaranty are secured by liens on and security interests in all or substantially all assets of the Company and the Subsidiary Guarantors, including a pledge of 100% of the domestic subsidiaries of the Company and each of the Subsidiary Guarantors (other than Quickstream Software Inc.) and 65% of the equity owned by the Company or any of the Subsidiary Guarantors in first-tier foreign subsidiaries, pursuant to that certain Security Agreement (the “Security Agreement”), dated as of October 21, 2010, by and among the Company, the Subsidiary Guarantors, and the Agent and that certain Stock Pledge Agreement (the “Stock Pledge Agreement”), dated as of October 21, 2010 by and among the Company, certain of the Subsidiary Guarantors, and the Agent, all as more fully described in the Security Agreement and the Stock Pledge Agreement.

The foregoing descriptions of the Securities and Asset Purchase Agreement, the Bill of Sale, Assignment and Assumption Agreement, the Credit Agreement, the Term Notes, the Revolving Notes, the Swingline Note, the Guaranty, the Security Agreement and the Stock Pledge Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of such documents, which are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, Exhibit 10.6, Exhibit 10.7, Exhibit 10.8 and Exhibit 10.9, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Company issued a press release on October 21, 2010 announcing the acquisition and new credit facility. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

On October 21, 2010, the Company paid off in full all of the outstanding obligations of the Company under that certain Revolving Credit and Term Loan Agreement, dated as of May 19, 2009 (as amended, the “2009 Credit Agreement”), by and among the Company, the lenders from time to time party thereto and SunTrust Bank, as administrative agent.  See the information set forth in Item 1.01 to this Current Report on Form 8-K.  The material terms of the 2009 Credit Agreement were previously disclosed in a Current Report on Form 8-K dated May 19, 2009.

Item 2.01  Completion of Acquisition or Disposition of Assets.

See the information set forth in Item 1.01 to this Current Report on Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth in Item 1.01 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The Company will amend this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed to provide the required financial statements.

(d)	Exhibits.

Exhibit
Number	Description

10.1
Securities and Asset Purchase Agreement, dated as of October 21, 2010, among Premiere Global Services, Inc., Xpedite Systems Holdings (UK) Limited, Premiere Conferencing (Canada) Limited, Xpedite Systems, LLC and EasyLink Services International Corporation.

10.2	Bill of Sale, Assignment and Assumption Agreement, dated as of October 21, 2010, by and between Premiere Conferencing (Canada) Limited and EasyLink Services International Corporation.

10.3
Revolving Credit and Term Loan Agreement, dated as of October 21, 2010, among EasyLink Services International Corporation, as Borrower, the Lenders from time to time party thereto, SunTrust Bank, as Administrative Agent, Fifth Third Bank, as Syndication Agent, Bank of North Georgia, as co-Documentation Agent and The PrivateBank & Trust Company, as co-Documentation Agent.

10.4	Form of Term Note.

10.5	Form of Revolving Credit Note.

10.6	Form of Swingline Note.

10.7
Subsidiary Guaranty Agreement, dated as of October 21, 2010, by and among EasyLink Services International Corporation, as Borrower, each of its subsidiaries signatory thereto and SunTrust Bank, as Administrative Agent for the Lenders.

10.8
Security Agreement, dated as of October 21, 2010, among EasyLink Services International Corporation, as Borrower, each of its subsidiaries signatory thereto, each of its subsidiaries that thereafter becomes a party thereto, and SunTrust Bank, as Administrative Agent for the Lenders.

10.9
Stock Pledge Agreement, dated as of October 21, 2010, by EasyLink Services International Corporation, as Borrower, and each of its subsidiaries signatory thereto, in favor of SunTrust Bank, as Administrative Agent for the Lenders.

99.1	Press Release, dated October 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASYLINK SERVICES INTERNATIONAL CORPORATION

By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated:  October 22, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1
Securities and Asset Purchase Agreement, dated as of October 21, 2010, among Premiere Global Services, Inc., Xpedite Systems Holdings (UK) Limited, Premiere Conferencing (Canada) Limited, Xpedite Systems, LLC and EasyLink Services International Corporation.

10.2	Bill of Sale, Assignment and Assumption Agreement, dated as of October 21, 2010, by and between Premiere Conferencing (Canada) Limited and EasyLink Services International Corporation.

10.3
Revolving Credit and Term Loan Agreement, dated as of October 21, 2010, among EasyLink Services International Corporation, as Borrower, the Lenders from time to time party thereto, SunTrust Bank, as Administrative Agent, Fifth Third Bank, as Syndication Agent, Bank of North Georgia, as co-Documentation Agent and The PrivateBank & Trust Company, as co-Documentation Agent.

10.4	Form of Term Note.

10.5	Form of Revolving Credit Note.

10.6	Form of Swingline Note.

10.7
Subsidiary Guaranty Agreement, dated as of October 21, 2010, by and among EasyLink Services International Corporation, as Borrower, each of its subsidiaries signatory thereto and SunTrust Bank, as Administrative Agent for the Lenders.

10.8
Security Agreement, dated as of October 21, 2010, among EasyLink Services International Corporation, as Borrower, each of its subsidiaries signatory thereto, each of its subsidiaries that thereafter becomes a party thereto, and SunTrust Bank, as Administrative Agent for the Lenders.

10.9
Stock Pledge Agreement, dated as of October 21, 2010, by EasyLink Services International Corporation, as Borrower, and each of its subsidiaries signatory thereto, in favor of SunTrust Bank, as Administrative Agent for the Lenders.

99.1	Press Release, dated October 21, 2010.